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                                                               EXHIBIT 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 31, 1994 (except with respect to the matter discussed in the subsequent event footnote, as to which the date is March 17, 1994), incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 covering the Carolina Freight Corporation Stock Option Plan (filed February 28, 1983) and the Carolina Freight Corporation 1984 Incentive Stock Option Plan (filed April 12, 1984).

                                        /s/ ARTHUR ANDERSEN & CO.

Charlotte, North Carolina,
  March 28, 1994.